FORM OF PROXY / VOTING INSTRUCTION FORM

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
ANNUAL MEETING OF STOCKHOLDERS – TO BE HELD
DECEMBER 17, 2009 AT 3:00 P.M. EST
|You may Vote by Mail, Internet, or Telephone (see instructions on reverse side)

YOUR VOTE IS IMPORTANT

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned, as a Stockholder entitled to vote at the 2009 Annual Meeting of Stockholders (the “Meeting”) of Fusion Telecommunications International, Inc. (the “Company”), herby revoking any previous Proxies heretofore given, hereby acknowledges receipt of the Company’s Notice, Proxy Statement and Annual Report in connection with the Meeting to be held at 3:00 p.m. on December 17, 2008 at the Company’s principal office at 420 Lexington Avenue, Suite 1718, New York, New York, 10170 and hereby appoints Matthew D. Rosen and Philip D. Turits, and each of them (with full power to act alone), the attorneys and Proxies of the undersigned (collectively the  "Proxies"), with power of substitution to each, to vote all shares of the Common Stock of the Company held in the name provided herein, which the undersigned is entitled to vote at the Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said Proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournments thereof. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

this proxy, when executed, will be voted in the manner directed herein. if no direction is made, this proxy will be voted "for" all nine director nominees under proposals one (1), and “for” proposals two (2), three (3) and four (4), whether or not you plan to attend the annual meeting.

you are urged to complete your vote on the Internet, by telephone using the instructions provided, or in writing using blue or black ink date, sign, and promptly mail the proxy card in the enclosed self-addressed envelope so that your shares can be represented at the annual meeting. return this proxy card in the enclosed envelope. this proxy may be revoked prior to its use. please date, sign, and mail the proxy card in the enclosed envelope.

(fold to detach here and read the reverse side)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

As a Stockholder of Fusion Telecommunications International, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the Proxy card. Your electronic vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed, dated, and returned by mail a Proxy card. Votes submitted electronically over the Internet or by telephone must be received before the polls close as provided within the instructions on your individual Proxy card.

VOTE YOUR PROXY ON THE INTERNET:

Have your Proxy Card and/or your Vote Instruction Form available, for it contains your Control Number and the  instructions needed for accessing the appropriate Internet Proxy Voting site, dependant on whether your shares are held as a “Stockholder of Record” or as a Beneficial Owner of shares held in street name. Follow the voting instructions to vote your shares online, before the poll is closed.

OR

VOTE YOUR PROXY BY PHONE:

Use any touch-tone telephone to vote your proxy. Have yourProxy Card and/or your Vote Instruction Form available, for it contains the Control Number and the appropriate toll-free telephone Proxy voting number, dependant on whether your shares are held as a “Stockholder of Record” or as a Beneficial Owner of shares held in street name. Follow the voting instructions to vote your shares, before the polls close.

OR

VOTE YOUR PROXY BY MAIL:

Mark, sign and date your proxy card, then detach it, and return it in the postage-paid envelope. Please allow sufficient mailing time to ensure your Proxy vote is timely received.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

PROXY            The Board of Directors recommends a vote “ FOR ” Proposals One (1), Two (2), Three (3), and Four (4).

Please vote online, by telephone or sign, date and return your proxy card promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here:

		For All Nominees	Withhold Authority From All Nominees	For All Except
Select Individually below
Proposal One (1)	Election of Directors (or, if any nominee is not available for election, such substitute as the Board of Directors may designate). The Nominees are:
	Marvin S. Rosen	☐	☐	☐
	Philip D. Turits	☐	☐	☐
	Matthew D. Rosen	☐	☐	☐
	E. Alan Brumberger	☐	☐	☐
	Julius Erving	☐	☐	☐
	Evelyn Langlieb Greer	☐	☐	☐
	Paul C. O’Brien	☐	☐	☐
	Michael Del Giudice	☐	☐	☐
	Christopher D. Brady	☐	☐	☐
		FOR	ABSTAIN	AGAINST
Proposal Two (2).

Amendment to the Certificate of Incorporation providing that the total number of shares of Capital Stock which the Corporation shall have authority to issue will be 235,000,000, of which 225,000,000 shares shall be Common Stock, par value $0.01 per share, and 10,000,000 shares shall be Preferred Stock, par value $0. 01 per share.

		☐	☐	☐
		FOR	ABSTAIN	AGAINST
Proposal Three (3)	Ratification and approval of the Company’s 2009 Stock Option Plan	☐	☐	☐
		FOR	ABSTAIN	AGAINST
Proposal Four (4).	Ratification of the appointment of Rothstein, Kass & Company, P.C. as independent public accountants for the year ending December 31, 2009.	☐	☐	☐

COMPANY ID: ________________     PROXY NUMBER: _______________     ACCOUNT NUMBER: ________________

X _____________________________________________________
   Title Holder(s)
   Printed Name: ________________________________, as________________________, date: _______________, ______

 ☐ I hereby elect to receive electronic delivery of all Stockholder(s) materials at the following E-mail  address: ______________________________________________________

 ☐ Please note address or contact number change to: ________________________________________________________________________________________________

X _____________________________________________________

    Title Holder(s)
    Printed Name: ________________________________, as________________________, date: _______________, ______

☐ I hereby elect to receive electronic delivery of all Stockholder(s) materials at the following E-mail  address: _______________________________________________________

☐ Please note address or contact number change to: _________________________________________________________________________________________________

YOU MUST SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS PROXY. WHEN SHARES ARE HELD JOINTLY, EACH TITLE OWNER MUST SIGN THIS PROXY.

WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF THE SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON .